CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 38 to the Registration Statement on Form N-4, No. 333-91691 of RiverSource® RAVA 5 Advantage Variable Annuity/ RiverSource® RAVA 5 Select Variable Annuity/ RiverSource® RAVA 5 Access Variable Annuity Variable Annuity (Offered for contract applications signed prior to April 30, 2012) of our report dated April 22, 2013 relating to the financial statements of RiverSource Life Insurance Co. of New York and to the use of our report dated April 18, 2013 with respect to the financial statements of RiverSource of New York Variable Annuity Account, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 22, 2013

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the use of our report dated April 15, 2011, except for Notes 1 and 3, regarding the impact of the adopted new accounting guidance related to the deferral of acquisition costs for insurance and annuity products, as to which the date is April 18, 2013, with respect to the statements of income, comprehensive income, cash flows, and shareholder’s equity of RiverSource Life Insurance Co. of New York for the year ended December 31, 2010 included in Post-Effective Amendment No. 38 to the Registration Statement (Form N-4, No. 333-91691) for the registration of the RiverSource(R) RAVA 5 Advantage(R) Variable Annuity, RAVA 5 Select(R) Variable Annuity and RAVA 5 Access(R) Variable Annuity (offered for contract applications signed prior to April 30, 2012) offered by RiverSource Life Insurance Co. of New York.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 22, 2013